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                                                                      EXHIBIT 17

Front

YOUR VOTE IS IMPORTANT!
SAFECO TAX-EXEMPT BOND TRUST

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

Please fold and detach card at perforation before mailing

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES SAFECO INSURED MUNICIPAL BOND FUND

Special Meeting of Shareholders - April 17, 2001

This proxy is being solicited on behalf of the Board of Trustees of the SAFECO Tax-Exempt Bond Trust and relates to a proposal of the SAFECO Insured Municipal Bond Fund (the "Fund"). The undersigned hereby appoints as proxies David F. Hill and David H. Longhurst each of them (with powers of substitution) to vote for the undersigned all shares of beneficial interest of the undersigned in the Fund at the Special Meeting of Shareholders to be held at 8:00 a.m., Pacific time, on April 17, 2001 at SAFECO Plaza, 4333 Brooklyn Ave. N.E., Seattle, Washington 98105, and any adjournment thereof ("Meeting")with all the power the undersigned would have if personally present.

The shares represented by this proxy will be voted as instructed on the reverse side. Unless instructions to the contrary are given on the reverse, this proxy shall be deemed to grant authority to vote "FOR" the proposal, with discretionary power to vote upon such other business as may properly come before the Meeting. The proxies intend to vote with management on any such other business properly brought before the meeting. The undersigned acknowledges receipt of the accompanying Notice of Special Meeting and Combined Proxy Statement and Prospectus.

PLEASE SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED.

Dated                 , 2001
Please sign exactly as your name or names appear. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Signature(s) of Shareholder(s)
                                   ----------------------------------

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Back

NOTE:  YOUR VOTING INSTRUCTION FORM IS NOT VALID UNLESS IT IS SIGNED.

Please vote by filling in the appropriate boxes below, in blue or black ink. Please fold and detach at perforation. Return bottom portion only.



1.   To approve the Plan of Reorganization and Termination,
     merging the SAFECO Insured Municipal Bond Fund with and into
     the SAFECO Municipal Bond Fund.        FOR          AGAINST         ABSTAIN

2.   To transact such other business as may properly come before the meeting.